Exhibit 5.2

November 8, 2016

Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Ladies and Gentlemen:
We have acted as special Nevada counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company: (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares (the “Preferred Shares”, and together with the Common Shares, the “Shares”) of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”) in one or more series, (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock to be issued pursuant to a deposit agreement (each, a “Deposit Agreement”) and (iv) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities” and together with the Shares, the “Securities”) to be issued pursuant to the Indenture, dated as of March 29, 2004 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.
For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the form of Deposit Agreement and the form of Receipt (as defined therein) filed as exhibits thereto, (ii) the Indenture, (iii) the articles of incorporation and bylaws of the Company (collectively, the “Governing Documents”) and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.
Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) the Deposit Agreement and any and all Receipts will be executed in substantially the form filed as an exhibit to the Registration Statement or incorporated by reference therein; (vii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, the Indenture, the Deposit Agreement and any Receipts (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company; (viii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (ix) no Securities will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (x) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any Shares or other securities of the Company underlying any Debt Securities or any Depositary Shares or Receipts), and all Securities will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (xi) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Governing Documents; (xii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Shares will be fixed in a certificate of designation relating to such series, prepared in the form prescribed by applicable laws, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Governing Documents; and (xiii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series..
We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such Shares will be duly authorized, validly issued, fully paid and non-assessable.
The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Validity of the Securities”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP